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                                                                   Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 27, 1997, except for Notes 14 and 18, as to which the date is October 9, 1997, in the Registration Statement (Form S-1) and related Prospectus of Howmet International Inc. for the registration of approximately $375 million of its common stock.

                                                    /s/ Ernst & Young LLP

Stamford, Connecticut
October 9, 1997